Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 17, 2026 relating to the consolidated financial statements of Piedmont Realty Trust, Inc. and subsidiaries and the effectiveness of Piedmont Realty Trust, Inc. and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Piedmont Realty Trust, Inc. and subsidiaries for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
May 12, 2026

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